                                                                      EXHIBIT 21

                    FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 1998, are as follows:

                                                                       Percentage of
                                                                       Voting Stock
                                                 Jurisdiction           Owned by FM
  Name of Subsidiary                           of Incorporation        & Other Subs
  ------------------                           ----------------        -------------
Federal-Mogul Canada, Ltd.                      Canada                     100%
Federal-Mogul, S.A.                             France                     100%
Federal-Mogul Motorenteile Holding GmbH         Germany                    100%
Federal-Mogul Weisbaden GmbH                    Germany                    100%
T & N Holdings GmbH                             Germany                    100%
Federal-Mogul Ignition SpA                      Italy                      100%
Federal-Mogul Cuorgne, S.p.A.                   Italy                      100%
Bertolotti Pietro e Figli, S.r.l.               Italy                      100%
Federal-Mogul Aftermarket Italia SRL            Italy                      100%
Federal-Mogul Friction Products, SpA            Italy                      100%
Federal-Mogul Sealing Systems SpA               Italy                      100%
Federal-Mogul de Mexico S.A. de C.V.            Mexico                      94%
Servicios de Componentes Automotrices, S.A.     Mexico                     100%
Servicios Administrativos Industriales, S.A.    Mexico                     100%
Federal-Mogul Netherlands B.V.                  Netherlands                100%
Federal-Mogul Global B.V.                       Netherlands                100%
Federal-Mogul Growth B.V.                       Netherlands                100%
Federal-Mogul Holdings B.V.                     Netherlands                100%
Federal-Mogul Investments B.V.                  Netherlands                100%
T & N Holdings Ltd.                             South Africa               100%
Federal-Mogul, S.A.                             Switzerland                100%
Federal-Mogul Global Growth Ltd.                United Kingdom             100%
F-M UK Holding Ltd.                             United Kingdom             100%
T & N Limited                                   United Kingdom             100%
Fleetside Investments Ltd.                      United Kingdom             100%
T & N Trademarks Ltd.                           United Kingdom             100%
Carter Automotive Company, Inc.                 Delaware                   100%
Federal-Mogul World Wide, Inc.                  Michigan                   100%
Federal-Mogul Funding Corporation               Michigan                   100%
Federal-Mogul Ignition Company                  Delaware                   100%

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

                FEDERAL-MOGUL CORPORATION SUBSIDIARIES (cont.)

                                                                       Percentage of
                                                                       Voting Stock
                                                 Jurisdiction           Owned by FM
  Name of Subsidiary                           of Incorporation        & Other Subs
  ------------------                           ----------------        -------------
Federal-Mogul Products, Inc.                    Missouri                   100%
Federal-Mogul UK Holdings Inc.                  Delaware                   100%
Federal-Mogul Global Inc.                       Delaware                   100%
Federal-Mogul Dutch Holdings Inc.               Delaware                   100%
F-M International Group Inc.                    Delaware                   100%
Felt Products Manufacturing Co.                 Delaware                   100%
T & N Industries Inc.                           Delaware                   100%
Federal-Mogul Piston Rings, Inc.                Delaware                   100%
Ferodo America, Inc.                            Delaware                   100%
Federal-Mogul Powertrain Inc.                   Michigan                   100%

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